UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Restatement of Charter

On July 20, 2010, the Company filed the Restated Charter of First Horizon National Corporation (“Charter”) with the Secretary of State of Tennessee. This filing merely restated the Charter; it incorporated the Charter and all prior amendments in a single document. No new amendment of the Charter was made. The restatement of the Charter was approved by the Company’s Board of Directors on July 19, 2010. The restatement of the Charter was effective immediately upon filing.

Amendment of Bylaws

On July 19, 2010, the Company’s Board of Directors amended Section 8.2 of the Company’s Bylaws. The amendment was effective immediately.

The amendment corrected an internal cross-reference. The former reference was to Section 4.20 of the Bylaws; the corrected reference is to Section 4.18. The amendment was not intended to effect any substantive change in the Bylaws.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Restated Charter of First Horizon National Corporation

3.2	Bylaws of First Horizon National Corporation, as amended and restated July 19, 2010

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: July 21, 2010	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-3.1	Restated Charter of First Horizon National Corporation

EX-3.2	Bylaws of First Horizon National Corporation, as amended and restated July 19, 2010